                                                                     Exhibit 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064

                                                               DRAFT May 7, 2002



MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III
1010 Wisconsin Avenue, N.W.
Washington D.C. 20007

                       Registration Statement on Form S-3
                            Registration No.333-85162

Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by MeriStar Hospitality Corporation ("MeriStar"), MeriStar Hospitality Operating Partnership, L.P. ("MeriStar Partnership"), MeriStar Hospitality Finance Corp. III (the "Co-Issuer") and certain subsidiaries of MeriStar (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of certain of the securities being registered. The Registration Statement relates to the registration under the Act of (i) senior debt securities (the "MeriStar Senior Debt Securities") and subordinated debt securities of MeriStar (the "MeriStar Subordinated Debt Securities" and, together with the MeriStar Senior Debt Securities, the "MeriStar Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, which will be co-issued by MeriStar Partnership (including MeriStar Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance), (ii) shares of Preferred Stock (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) of MeriStar, par value $.01 per share (the "Preferred Stock"), (iii) shares of Common Stock (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) of MeriStar, par value $.01 per share (the "Common Stock"), (iv) MeriStar's warrants to

                                                                               2
MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III



purchase Common Stock, Preferred Stock or MeriStar Debt Securities (the "Warrants"), (v) depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares"), (vi) senior debt securities (the "MeriStar Partnership Senior Debt Securities") and subordinated debt securities of MeriStar Partnership, which may be co-issued by the Co-Issuer (the "MeriStar Partnership Subordinated Debt Securities" and, together with the MeriStar Partnership Senior Debt Securities, the "MeriStar Partnership Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency (including MeriStar Partnership Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance), (vii) guarantees of the MeriStar Debt Securities issued by MeriStar Partnership, the Co-Issuer and/or one or more of the Subsidiary Guarantors (collectively, the "MeriStar Debt Guarantees") and
(viii) guarantees of the MeriStar Partnership Debt Securities issued by MeriStar and/or one or more of the Subsidiary Guarantors (collectively the "MeriStar Partnership Debt Guarantees" and, together with the MeriStar Debt Guarantees, the "Guarantees"). The MeriStar Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares and the MeriStar Partnership Debt Securities (collectively, the "Securities") and the Guarantees are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate public offering price of the Securities will not exceed $500,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if MeriStar Debt Securities, shares of Preferred Stock, Warrants or MeriStar Partnership Debt Securities are issued with principal amounts or liquidation values denominated in one or more foreign currencies or currency units as shall be designated by MeriStar or MeriStar Partnership, as the case may be).

            The MeriStar Senior Debt Securities and the related MeriStar Debt Guarantees are to be issued under an indenture, to be entered into among MeriStar, the Subsidiary Guarantors party to it and U.S. Bank Trust National Association, as trustee, or such other trustee as may be appointed (the "MeriStar Senior Debt Indenture"). The MeriStar Subordinated Debt Securities and the related MeriStar Debt Guarantees are to be issued under an indenture to be entered into between MeriStar, the Subsidiary Guarantors party to it and U.S. Bank Trust National Association, as trustee, or such other trustee as may be appointed (the "MeriStar Subordinated Debt Indenture" and, together with the MeriStar Senior Debt Indenture, the "MeriStar Indentures"). The Warrants are to be issued under one or more warrant agreements between MeriStar, as issuer, and a warrant agent (each, a "Warrant Agreement"). The Depositary Shares are to be issued under a deposit agreement (each, a "Deposit Agreement") among MeriStar, as issuer, a depositary and the owners and holders from time to time of receipts (the "Depositary Receipts") issued thereunder evidencing the Depositary Shares. The MeriStar Partnership Senior Debt Securities and the related MeriStar Partnership Debt Guarantees are to be issued under an indenture, to be entered into among MeriStar Partnership, the

                                                                               3
MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III

Co-Issuer, MeriStar, the Subsidiary Guarantors party to it and U.S. Bank Trust National Association, as trustee, or such other trustee as may be appointed (the "MeriStar Partnership Senior Debt Indenture"). The MeriStar Partnership Subordinated Debt Securities and the related MeriStar Partnership Debt Guarantees are to be issued under an indenture to be entered into between MeriStar Partnership, the Co-Issuer, MeriStar, the Subsidiary Guarantors party to it and U.S. Bank Trust National Association, as trustee, or such other trustee as may be appointed (the "MeriStar Partnership Subordinated Debt Indenture" and, together with the MeriStar Partnership Senior Debt Indenture, the "MeriStar Partnership Indentures").

            In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement (including the exhibits and amendments to it), (ii) the forms of the MeriStar Indentures and the MeriStar Partnership Indentures filed as exhibits to the Registration Statement and (iii) such other agreements and documents as we considered appropriate. In addition, we have made those other examinations of law and fact as we considered necessary in order to form a basis for our opinion. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing the documents, none of which facts we have independently verified. We have relied as to matters of fact upon certificates of officers of MeriStar, MeriStar Partnership and the Subsidiary Guarantors, as applicable.

            In rendering the opinion set forth below, we have assumed that (i) each of MeriStar, MeriStar Partnership, the Co-Issuer and the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, (ii) MeriStar has the legal power and authority to enter into and perform its obligations under the MeriStar Indentures, the Warrant Agreements, the Deposit Agreements, any MeriStar Partnership Indenture, the MeriStar Debt Securities, the Depositary Shares, the Warrants and any MeriStar Partnership Debt Guarantee issued by it,
(iii) each Subsidiary Guarantor not organized under the laws of the State of Delaware has the legal power and authority to enter into and perform its obligations under any MeriStar Indenture or MeriStar Partnership Indenture to which it is a party and any Guarantee issued by it, (iv) the MeriStar Indentures, the Warrant Agreements, the Deposit Agreements, any MeriStar Partnership Indenture to which it is a party, the MeriStar Debt Securities, the Depositary Shares, the Warrants or any MeriStar Partnership Debt Guarantee issued by it have been duly authorized, executed and delivered by MeriStar under the laws of the State of Maryland and the execution, delivery and performance by MeriStar thereof will not conflict with or violate the charter or bylaws of MeriStar, the laws of the State of Maryland or the terms of any agreement or instrument to which MeriStar is subject, (v) the execution, delivery and performance by

                                                                               4
MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III


each Subsidiary Guarantor not organized under the laws of the State of Delaware of any MeriStar Indenture, MeriStar Partnership Indenture to which it is a party or any Guarantee issued by it will not conflict with or violate the charter or bylaws or other organizational documents of any such Subsidiary Guarantor, the laws of its jurisdiction of organization or the terms of any agreement or instrument to which such Subsidiary Guarantor is subject, and such MeriStar Indenture or MeriStar Partnership Indenture, as applicable has been duly authorized, executed and delivered under the laws of the jurisdiction of incorporation of such Subsidiary Guarantor, (vi) the MeriStar Indentures and the MeriStar Partnership Indentures shall have been duly authorized, executed and delivered by the all parties thereto ("Other Parties") other than MeriStar, MeriStar Partnership, the Co-Issuer and the Subsidiary Guarantors, (vii) the MeriStar Indentures and the MeriStar Partnership Indentures, when so executed and delivered, will represent valid and binding obligations of MeriStar under the laws of the State of Maryland and of each of the Other Parties under the laws of its jurisdiction of incorporation and the State of New York, (viii) each Warrant Agreement will be duly authorized, executed and delivered by the parties to it, (ix) each Warrant Agreement, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of MeriStar under the laws of the State of Maryland and of the appropriate warrant agent under the laws of its jurisdiction of incorporation and the State of New York, (x) each Deposit Agreement will be duly authorized, executed and delivered by the parties to it, (xi) each Deposit Agreement, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of MeriStar under the laws of the State of Maryland and of the depositary under the laws of its jurisdiction of incorporation and the State of New York, (xii) the Depositary Receipts will be duly authorized, executed and delivered by the depositary against deposit of shares of Preferred Stock in respect thereof, and
(xiii) the Depositary Receipts, when so executed and delivered, will represent valid and binding obligations of the depositary under the laws of its jurisdiction of incorporation and the State of New York.

            We have also assumed, with respect to MeriStar Debt Securities, the Warrants, the Depositary Shares and the MeriStar Partnership Debt Securities of a particular series or issuance offered (the "Offered Securities") and the related Guarantees, that (i) the terms of issue and sale of the Offered Securities and the related Guarantees shall have been duly established in accordance with the appropriate Indenture, Warrant Agreement or Deposit Agreement, as the case may be; (ii) the Offered Securities and the related Guarantees shall have been duly authorized, issued and delivered by MeriStar or the appropriate Subsidiary Guarantor (if such Subsidiary Guarantor is not organized under the laws of Delaware), as the case may be, and duly authenticated by the appropriate trustee, warrant agent or depositary, as the case may be, all in accordance with the terms of the appropriate Indenture, Warrant Agreement or Depositary

MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III

Agreement, as the case may be, and against payment by the purchasers at the agreed consideration; (iii) the Offered Securities, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of MeriStar under the laws of the State of Maryland; (iv) the Guarantees, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of each Subsidiary Guarantor that is not organized under the laws of Delaware under the laws of the jurisdiction under whose laws such Subsidiary Guarantor is organized; and (v) the MeriStar Indentures and the MeriStar Partnership Indentures will be duly executed and delivered by all parties to them substantially in the forms attached as exhibits to the Registration Statement.

            Based on the foregoing, we are of the opinion that:

            1. Each of MeriStar Partnership, the Co-Issuer and the Subsidiary Guarantors organized in the State of Delaware has all corporate, limited liability company or partnership, as the case may be, power and authority necessary to enter into and perform its obligations under the MeriStar Indentures, the MeriStar Partnership Indentures, and the Guarantees to which such entity is a party.

            2. The execution and delivery by each of MeriStar Partnership, the Co-Issuer and the Subsidiary Guarantors organized in the State of Delaware of the MeriStar Indentures, the MeriStar Partnership Indentures, the MeriStar Debt Securities, the MeriStar Partnership Debt Securities, and the Guarantees to which such entity is a party, have been duly authorized by all necessary partnership, limited liability company and corporate action, as the case may be, of such entity.

            3. When issued, authenticated and delivered in accordance with the relevant MeriStar Indenture, the MeriStar Debt Securities will be legal, valid and binding obligations of MeriStar and MeriStar Partnership, enforceable against each in accordance with their terms.

            4. When issued, authenticated and delivered in accordance with the relevant MeriStar Partnership Indenture, the MeriStar Partnership Debt Securities will be legal, valid and binding obligations of MeriStar Partnership and the Co-Issuer, enforceable against each in accordance with their terms.

            5. When issued, authenticated and delivered in accordance with the relevant MeriStar Indenture or MeriStar Partnership Indenture, the Guarantee issued by each Subsidiary Guarantor will be a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against it in accordance with its terms.

MeriStar Hospitality Corporation
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp. III

            6. When issued, authenticated and delivered in accordance with the MeriStar Partnership Indenture, the Guarantee issued by MeriStar will be a legal, valid and binding obligation of MeriStar, enforceable against it in accordance with its terms.

            7. When issued, authenticated and delivered in accordance with the Warrant Agreement, the Warrants will be legal, valid and binding obligations of MeriStar, enforceable against it in accordance with their terms.

            8. When issued, authenticated and delivered in accordance with the applicable Deposit Agreement, the Depositary Shares will be legally issued and will entitle the holders of the Depositary Shares, to the rights specified in the applicable Deposit Agreement.

            Our opinions expressed above are limited to the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect. All opinions contained in this letter as to the enforceability of any obligation are qualified in that such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

            We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under it.

                                    Very truly yours,

                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON


                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON